UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

VERSAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Versar, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on November 13, 2014 in Springfield, Virginia. At the Annual Meeting, 8,563,574 shares of the Company’s common stock, or 88 % of the Company’s outstanding shares of common stock, were represented in person or by proxy. The results of the matter voted on at the Annual Meeting were as follows:

(1)	The Election of Directors

Eight nominees to serve as directors of the Company were elected as indicated below:

	For	Withheld	Broker Non-Vote
Robert L. Durfee	5,010,289	1,143,054	2,410,231
James L. Gallagher	5,937,647	215,696	2,410,231
Amoretta M. Hoeber	5,933,665	219,678	2,410,231
Paul J. Hoeper	5,937,089	216,254	2,410,231
Amir A. Metry	5,934,065	219,278	2,410,231
Anthony L. Otten	5,917,396	235,947	2,410,231
Frederick M. Strader	5,937,247	216,096	2,410,231
Jeffrey A. Wagonhurst	5,936,923	216,420	2,410,231

(2)	The compensation of the named executive officers (the “executive compensation”) was approved on an advisory basis as indicated below:

For	Against	Abstain	Broker Non-Vote

5,528,013	599,724	25,606	2,410,231

(3)	The Amendment and Restatement of the 2005 Employee Stock Purchase Plan was approved as indicated below:

For	Against	Abstain	Broker Non-Vote

5,963,186	169,572	20,585	2,410,231

(4)	The appointment of Grant Thornton LLP as independent accountants for fiscal year 2015 was ratified as indicated below:

For	Against	Abstain

8,300,630	239,435	23,509

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 17, 2014	VERSAR, INC.

	By:	/s/ James D. Villa
James D. Villa
Senior Vice President and General Counsel